UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[ ]	Preliminary Information Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

WIZARD ENTERTAINMENT, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: Common Stock, $0.0001 Par Value.

(2) Aggregate number of securities to which transaction applies:

___________________________ shares of issued Common Stock; ___________________________ shares of issued _______________________________ Preferred Stock.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

(4) Proposed maximum aggregate value of transaction: N/A
(5) Total fee paid: N/A
[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

(1) Amount Previously Paid: N/A
(2) Form, Schedule or Registration Statement No.: N/A
(3) Filing Party: N/A
(4) Date Filed: N/A

WIZARD ENTERTAINMENT, INC.

662 N. Sepulveda Blvd., Suite 300

Los Angeles, CA 90049

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

October 1, 2019

To the Stockholders of Wizard Entertainment, Inc.:

The corporation proposes a reverse stock split of its common stock on a one-for-five or up to a one-for-twenty basis on a date and time determined by the board of directors and without the obligation of putting in place any split, as further described in the attached Information Statement (the “Reverse Stock Split”). The corporation also proposes to amend its Certificate of Incorporation for the purpose of authorizing its board of directors to designate classes and series of stock and rights and preferences of those classes and series.

On August 7, 2019, the corporation’s board of directors declared the advisability of, and recommended that the stockholders adopt, the Reverse Stock Split, and directed its submission to the vote of the corporation’s stockholders. On August 7, 2019, the corporation’s board of directors also declared the advisability of amending the corporation’s Certificate of Incorporation for the purpose of giving the board of directors the power to designate classes and series of stock and the relative rights of each. On September 19, 2019, the holders of a majority of the voting rights represented by the corporation’s outstanding shares of stock entitled to vote thereon executed a written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) approving and adopting the Reverse Stock Split and the amendment to the Certificate of Incorporation. This notice is being sent to you pursuant to the requirements of Section 228 of the DGCL on or about October 1, 2019.

Wizard Entertainment, Inc. is pleased to take advantage of Securities and Exchange Commission (SEC) rules that allow us to furnish a copy of the Information Statement filed with the SEC pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, on the Internet. We believe these rules allow us to provide you with the information you need while lowering our costs. We have posted the Information Statement on the Internet at www.colonialstock.com/wizard.pdf. You may also request a paper or email copy of the Information Statement. The Information Statement describes in greater detail the reverse stock split and the amendment to the Certificate of Incorporation. Please review the Information Statement thoroughly.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Thank you for your continued interest in and support of Wizard Entertainment, Inc.

INFORMATION STATEMENT

WIZARD ENTERTAINMENT, INC.

662 N. Sepulveda Blvd., Suite 300

Los Angeles, CA 90049

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

This Information Statement is being made available on the Internet commencing on or about October 1, 2019, to all stockholders of record of Wizard Entertainment, Inc., a Delaware corporation (the “Company”), as of the close of business on September 19, 2019 (the “Record Date”), in connection with the adoption of a Reverse Stock Split and a Certificate of Amendment (the “Amendment”) to the Company’s Certificate of Incorporation, as amended. A copy of the Amendment is attached to the Information Statement.

On August 7, 2019, the board of directors of the Company declared the advisability of and recommended that the stockholders adopt a resolution calling for, a reverse stock split of the Company’s common stock on a one-for-five or up to a one-for-twenty basis on a date and time to be determined by the Board of Directors and without the obligation of putting in place any split (the “Reverse Stock Split” or “Split”). On August 7, 2019, the Company’s Board of Directors also declared the advisability of amending the Company’s Certificate of Incorporation for the purpose of giving the Board of Directors the power to designate classes and series of stock and the relative rights of each. On September 19, 2019, the Reverse Stock Split and the amendment to the Certificate of Incorporation was adopted by the written consent of holders of a majority of the voting rights represented by the Company’s outstanding shares of common stock entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”). The Board of Directors decided to obtain the written consent of the holders of a majority of the voting rights represented by the Company’s outstanding shares of stock entitled to vote upon the Split and Amendment in order to eliminate the costs and management time required to hold a special meeting of stockholders and to implement the Reverse Stock Split and the Amendment in a timely manner. The Reverse Stock Split and the addition to the Certificate of Incorporation empowering the board to designate classes of stock and the rights of those classes, will be consummated by the Amendment being filed and accepted by the Delaware Secretary of State. Pursuant to the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Amendment may not be put in place until at least 20 calendar days after this Information Statement is sent or given to the stockholders of the Company. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purposes of (1) informing stockholders, in the manner required under Section 228 of the DGCL, of this transaction, and (2) informing stockholders, in the manner required under the Exchange Act, of this transaction before it takes effect. The Company is not seeking written consent from any of its other common stockholders.

As of the Record Date, the Company had 70,135,036 shares of Common Stock issued and outstanding, with each such share of Common Stock entitled to one vote with respect to the approval of the Amendment. The common stock constitutes the Company’s only outstanding securities we are relying on to obtain the approval of the Amendment. The holders of approximately 51,000,000 shares of the issued and outstanding common stock representing approximately 73% of the votes entitled to be cast, approved the Amendment by written consent.

The Company will bear the costs associated with the preparation and dissemination of this Information Statement and the accompanying materials. No additional consideration has been or will be paid to any officer, director or employee of the Company in connection with the Amendment or the preparation and dissemination of this Information Statement and the accompanying materials.

THE REVERSE STOCK SPLIT

The Company, as authorized by the necessary actions of its Board of Directors and stockholders, has approved the adoption of a Reverse Stock Split on a one-for-five or up to a one-for-twenty basis as determined in the sole discretion of the Board of Directors without the obligation to put in place any split, whereby record owners of the Company’s Common Stock shall own one share of Common Stock for every five or up to every twenty shares held prior thereto. It is in the discresion of the Board of Directors when the Split, if any, will be put in effect.

The capital accounts of the Company shall remain unaffected by the Reverse Stock Split and, consequently, upon such Reverse Stock Split, the stated value of the Common Stock will remain the same as before the Split. The par value of the Common Stock will remain $0.0001 per share.

The Board of Directors will take appropriate action to adjust proportionately the number of shares and exercise price of common stock issuable upon the exercise of outstanding options, warrants, and preferred stock conversion rights, to reflect the Reverse Stock Split.

Stockholders have no right under the DGCL or the Company’s Certificate of Incorporation, as amended, or the Company’s Bylaws to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

EXCHANGE OF STOCK CERTIFICATES

We have appointed our regular stock transfer agent, V Stock Transfer, LLC, to act as exchange agent for holders of common stock in connection with the Reverse Stock Split. You may contact the exchange agent at 18 Lafayette Place Attn: Shareholder Services; telephone number 212-828-8436.

The principal effect of the Reverse Stock Split will be to decrease the number of outstanding shares of our Common Stock. The amount of the decrease will be from approximately 56,000,000 to 67,000,00 shares of common stock, depending on the size of the Split. As of September 19, 2019, we had approximately 35 holders of record of our common stock (although we had significantly more beneficial holders). We do not expect the Reverse Stock Split to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Stock Split.

The total number of shares of common stock each stockholder holds will be reclassified automatically into the number of shares equal to the number of shares each stockholder held immediately before the Reverse Stock Split divided by five or up to twenty, as determined by the board of directors. If the total number of shares a stockholder holds is not evenly divisible by the number, that stockholder will not receive a fractional share but instead each fractional share will be rounded up to the next whole share.

As of the date the split becomes effective, each certificate representing shares of common stock outstanding immediately prior to the Reverse Stock Split (“Old Common Stock”) will be deemed, automatically and without any action on the part of individual stockholders, to represent the number of shares of common stock on its face after the Reverse Stock Split, with any fractional shares rounded up to the next whole share (“New Common Stock”). The Company’s transfer agent will act as exchange agent (the “Exchange Agent”) for the purpose of implementing the exchange of certificates. Each stockholder will be able (but not required) to obtain a New Common Stock certificate evidencing its post-reverse-split shares only by sending the Exchange Agent its Old Common Stock certificate(s), together with instructions, transaction fee, and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for New Common Stock unless and until their Old Common Stock certificates are surrendered and the transaction fee paid. Stockholders whose shares are held in brokerage accounts or in a street name need not submit Old Common Stock certificates for exchange as those shares will automatically reflect the new share amount based on the Reverse Stock Split. Any stockholder whose Old Common Stock certificate has been lost, destroyed or stolen will be entitled to the issuance of a New Common Stock certificate upon compliance with such requirements as the Company and the Exchange Agent customarily apply in connection with lost, stolen or destroyed certificates.

PURPOSES OF THE REVERSE STOCK SPLIT

The Board of Directors believes the Reverse Stock Split is desirable for several reasons. The Reverse Stock Split should enhance the acceptability of the common stock by institutional investors, the financial community and the investing public. The Board of Directors also believes that the proposed Reverse Stock Split may result in a broader market for the common stock than that which currently exists. The expected increased price level may encourage interest and trading in the common stock and possibly promote greater liquidity for the Company’s stockholders, although such liquidity could be adversely affected by the reduced number of shares of common stock outstanding after the Reverse Stock Split.

The Company’s common stock is currently deemed to be penny stock. As such, the common stock is subject to rules that impose additional sales practices on broker-dealers who sell such securities. These additional practices include, among others, (1) a requirement that broker-dealers make a special suitability determination for a potential purchaser and receive the purchaser’s written consent to the transaction prior to a sale of the common stock, (2) the preparation of a disclosure schedule before any transaction involving a penny stock, which includes disclosure about (i) sales commissions payable to the broker-dealer and the registered representative and (ii) current quotations for the securities, and (3) monthly statements disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Because of these, and other additional obligations, some brokers may not affect transactions in penny stocks. This could have an adverse effect on the liquidity of the common stock.

Additionally, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of those policies and practices pertain to the payment of broker’s commissions and to time consuming procedures that function to make the handling of lower priced stocks economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. The proposed Reverse Stock Split could result in a price level for the common stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the common stock. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling “odd lots” (fewer than 100 shares) created by such Reverse Stock Split.

There can be no assurance that any or all of these effects will occur; including, without limitation, that the market price per share of New Common Stock after the Reverse Stock Split will be equal to the applicable multiple of the market price per share of Old Common Stock before the Reverse Stock Split, or that such price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for the common stock will be improved. Stockholders should note that the Board of Directors cannot predict what effect the Reverse Stock Split will have on the market for, or market price of, the common stock.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT

The Reverse Stock Split will decrease the outstanding shares of common stock by the number of shares outstanding on the Record Date, divided by the size of the split, being between one-for-five on up to one-for-twenty. The Reverse Stock Split will not affect any stockholder’s proportionate equity interest in the Company.

The par value of the common stock will remain at $0.0001 per share following the Reverse Stock Split, and the number of shares of the common stock outstanding will be reduced. Therefore, the aggregate par value of the outstanding common stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding common stock for statutory and accounting purposes will be correspondingly increased. The Reverse Stock Split will not affect the Company’s total stockholder equity. All share and per share information would be retroactively adjusted to reflect the Reverse Stock Split for all periods presented in future filings.

After the Reverse Stock Split, the Company’s authorized but unissued Common Stock will be approximately from 66,000,000 to 77,000,000 depending on the size of the split, which will be available for future issuance by the board of directors without further action by the stockholders.

Stockholders should note that certain disadvantages may result from the Reverse Stock Split. The number of outstanding shares of common stock will be decreased as a result of a Reverse Stock Split, but the number of authorized shares of common stock will not be decreased. The Company will therefore have the authority to issue a greater number of shares of common stock following the Reverse Stock Split without the need to obtain stockholder approval to authorize additional shares. The Company currently has no specific plans regarding the issuance of these additional shares.

The Reverse Stock Split will increase the number of stockholders who own odd-lots of fewer than 100 shares of common stock. Stockholders who hold odd-lots may experience increased costs of selling their shares and may have greater difficulty in making sales.

The increase in the authorized shares of common stock available for issuance, as described above, could also have an anti-takeover effect. Issuance of additional shares of common stock in the future could dilute the voting power of a person seeking control of the Company, thereby making it more difficult for a takeover attempt opposed by the Company to succeed, and thus limiting the opportunity for the stockholders to realize a higher price for their shares than that generally available in the public markets. The board of directors is unaware of any attempt, whether potential or actual, to take over the Company, and the Reverse Stock Split is not intended as any type of anti-takeover measure.

BOARD AUTHORIZATION TO DESIGNATE STOCK CLASSES AND SERIES

The Company is incorporated in the State of Delaware. Under Delaware law, the shareholders determine the number of authorized capital shares that may be issued. The number of authorized shares is set forth in the Certificate of Incorporation. The number of authorized shares the Company has authority to issued may be changed from time to time by amending the Certificate of Incorporation which requires the approval of the shareholders of the Company.

Delaware law does allow the Board, without shareholder approval, to divide the authorized shares into classes and series and to determine the rights and the preferences of each of those classes and series. However, the Board does not have the right to do so, unless those rights have been specifically delegated to the Board in the Certificate of Incorporation. Before now, those rights have not been delegated to the Board.

The Board and the majority shareholder have determined that it is in the best interest of the Company to delegate to the Board the right to divide the authorized shares into classes and series and to determine the rights and the preferences of each. Otherwise, each time the Company needs a series of preferred stock for financing or acquisition purposes, the Company is required to obtain shareholder approval which is a lengthy and expensive process.

This delegation to the Board will be made by inserting the following language into the Certificate of Incorporation:

The board of directors is vested with the authority to prescribe the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock. If more than one class or series of stock is authorized by the board of directors, the resolution of the board of directors must prescribe distinguishing designations of each class or series.

Stockholders have no right under the DGCL or the Company’s Certificate of Incorporation or the Company’s Bylaws to exercise dissenters’ rights of appraisal with respect to the delegation to the Board of the right to designate classes and series of authorized stock and the rights of those classes and series. The form of Certificate of Amendment of Certificate of Incorporation to be filed with the Office of the Secretary of State of the State of Delaware is attached to this Information Statement as Exhibit A.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our authorized capital stock consists of 100,000,000 shares, of which 80,000,000 are for shares of common stock, par value $0.0001 per share, and 20,000,000 are for shares of preferred stock, par value $0.0001 per share. As of September 19, 2019, there were 70,135,036 shares of our common stock issued and outstanding, all of which were fully paid, non-assessable and entitled to vote. Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders.

The following table sets forth information with respect to the beneficial ownership of our common stock by (i) each of our officers and directors, (ii) our officers and directors as a group and (iii) each person known by us to beneficially own five percent (5%) or more of our outstanding common stock. Unless otherwise specified, the address of each of the persons set forth below is in care of Wizard World, Inc., 662 N. Sepulveda Blvd., Suite 300, Los Angeles, CA 90049.

Title of Class	Name of Beneficial Owner	Number of Shares		Percent of Class
Common	John D. Maatta, CEO, CFO and Director	1,500,000	(1)	1.4%
Common	Paul L. Kessler, Executive Chairman	85,197,706	(2)	81.6	%(3)
Common	Greg Suess, Director	1,085,053	(4)	1.0%
Common	Jordan Schur, Director	500,000	(6)	*
Common	Michael Breen, Director	500,000	(7)	*
Common	All officers and directors as a group (5 persons)	88,782,759		83.2	%(5)

*denotes less than 1%

(1) These shares may be acquired by Mr. Maatta upon the exercise of an option. Mr. Maatta was granted 400,000 restricted shares of the Company’s common stock.

(2) This total includes: (i) 49,609,672 shares owned by Bristol Investment Fund, Ltd., a Cayman Islands exempted company managed by Bristol Capital Advisors, LLC, a Delaware limited liability company, of which Mr. Kessler has voting and dispositive power over the shares beneficially owned, (ii) 489,000 shares owned by Bristol Capital, LLC, a Delaware limited liability company of which Mr. Kessler is the manager and has voting and dispositive power over the shares beneficially owned, (iii) 78,700 shares owned by Paul Kessler IRA Rollover, of which Mr. Kessler has voting and dispositive power over the shares beneficially owned, and (iv) 787,000 shares owned by Bristol Capital Advisors Pension and Profit Sharing, of which Mr. Kessler has voting and dispositive power over the shares beneficially owned. This total includes shares issuable upon exercise of an option for 600,000 shares of common stock, of which approximately 600,000 shares have vested. This total includes shares issuable upon exercise of options for 300,000 shares of common stock, of which approximately 300,000 shares have vested. This total includes shares issuable upon exercise of a Series A warrant for 16,666,667 shares of common stock, of which approximately 16,666,667 have vested. This total includes shares issuable upon exercise of a convertible note for 16,666,667 shares of common stock, of which approximately 16,666,667 have vested.

(3) Percentage calculated assuming all derivative securities held by Mr. Kessler had been exercised.

(4) These shares may be acquired by Mr. Suess upon the exercise of an option. Mr. Suess was granted 400,000 restricted shares of the Company’s common stock.

(5) Percentage calculated assuming all derivative securities held by officers and directors had been exercised.

(6) These shares may be acquired by Mr. Schur upon the exercise of an option and grant of 200,000 restricted shares of the Company’s common stock.

(7) These shares may be acquired by Mr. Schur upon the exercise of an option and grant of 200,000 restricted shares of the Company’s restricted stock.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The Company will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. The Company, however, believes that because the Reverse Stock Split is not part of a plan to increase any stockholder’s proportionate interest in the assets or earnings and profits of the Company, the Reverse Stock Split will have, among others, the following material federal income tax effects:

1. A stockholder will not recognize gain or loss on the exchange of Old Common Stock for New Common Stock. In the aggregate, the stockholder’s basis in shares of New Common Stock (including any fractional share deemed received) will equal his or her basis in shares of Old Common Stock.

2. A stockholder’s holding period for tax purposes for shares of New Common Stock will be the same as the holding period for tax purposes of the shares of Old Common Stock exchanged therefor.

3. The Reverse Stock Split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, or will otherwise qualify for general nonrecognition treatment, and the Company will not recognize any gain or loss as a result of the Reverse Stock Split.

The above summary does not discuss any state, local, foreign or other tax consequences. The summary is for general information only and does not discuss consequences which may apply to special classes of taxpayers. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.

ACCORDINGLY, STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

FORWARD-LOOKING STATEMENTS

CERTAIN STATEMENTS IN THIS INFORMATION STATEMENT MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE COMPANY INTENDS THAT SUCH FORWARD-LOOKING STATEMENTS BE SUBJECT TO THE “SAFE-HARBOR” PROVISIONS OF THAT ACT. FORWARD-LOOKING STATEMENTS REGARDING ECONOMIC CONDITIONS, EFFECTS OF CORPORATE INITIATIVES (INCLUDING THE REVERSE STOCK SPLIT DISCUSSED HEREIN), FUTURE PROFITABILITY, PROJECTIONS, FUTURE REVENUE OPPORTUNITIES, AND THEIR IMPACT ON THE COMPANY, ARE FORWARD-LOOKING STATEMENTS AND NOT HISTORICAL FACTS. THESE STATEMENTS ARE ESTIMATES OR PROJECTIONS INVOLVING NUMEROUS RISKS OR UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO, FLUCTUATIONS IN GENERAL ECONOMIC CONDITIONS, POTENTIAL STOCK TRANSACTIONS, THE EFFECT OF STOCK SPLITS ON MARKET PERFORMANCE, AND CHANGES IN POLICIES BY REGULATORY AGENCIES. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE HEREOF. ACTUAL RESULTS OR EVENTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS THE COMPANY CAUTIONS READERS NOT TO PLACE UNDUE RELIANCE ON ANY SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY’S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

By Order of the Board of Directors

Exhibit A

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Wizard Entertainment, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FOURTH” so that, as amended, said Article shall be and read as follows:

The total number of shares of stock which this corporation is authorized to issue is:

One Hundred Million (100,000,000) shares of which Eighty Million (80,000,000) shares with a par value of $0.0001 each, amounting to Eight Thousand Dollars ($8,000) are Common Stock and Twenty Million (20,000,000) shares with a par value of $0.0001 each, amounting to Two Thousand Dollars ($2,000) are Preferred Stock.

The board of directors is vested with the authority to prescribe the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock. If more than one class or series of stock is authorized by the board of directors, the resolution of the board of directors must prescribe distinguishing designations of each class or series.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a majority written consent of the shareholders was entered into and duly noticed to all shareholders not signing the written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware wherein the necessary number of shares as required by statute were represented in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ______ day of October, 2019.

By:
Authorized Officer

Title:	President and Chief Executive Officer
Name:	John Maatta